Exhibit 99.1

Hut 8 Reports Third Quarter 2025 Results

1.5 GW+ expansion program accelerates development flywheel, underscores commercial velocity, and supports long runway for growth

Earnings Release Highlights

-	Revenue of $83.5 million, net income of $50.6 million, and Adjusted EBITDA of $109.0 million.
-	Total Energy Capacity Under Management[1] of 1,020 megawatts (MW) as of September 30, 2025.
-	Development pipeline of 8,650 MW as of September 30, 2025, comprising:
-	5,865 MW of Energy Capacity Under Diligence[2],
-	1,255 MW of Energy Capacity Under Exclusivity[3], and
-	1,530 MW Energy Capacity Under Development[4].
-	Strategic Bitcoin reserve of 13,696 Bitcoin[5,6] with a market value of $1.6 billion as of September 30, 2025.

MIAMI, FL, November 4, 2025 – Hut 8 Corp. (Nasdaq, TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases such as Bitcoin mining and high-performance computing, today reported its financial results for the third quarter of 2025.

“In the third quarter, we reached an inflection point in the scale and maturity of our development flywheel,” said Asher Genoot, CEO of Hut 8. “We advanced 1,530 megawatts of capacity from exclusivity into development, underscoring both the depth of our pipeline and the scalability of our platform. Subject to commercialization, this portfolio has the potential to expand our Energy Capacity Under Management to more than 2.5 gigawatts, which would mark a step change in the scale and earnings power of our platform.”

“The newest stage of our development pipeline, Energy Capacity Under Development, is designed to bridge origination and monetization, creating greater visibility into late-stage projects that have advanced beyond exclusivity. This designation applies to sites where we are executing critical development activities, including the execution of land and power agreements, site design and infrastructure buildout, and engagement with prospective customers. Energy Capacity Under Development converts to Energy Capacity Under Management as it is commercialized.”

“As we build on this momentum, our focus remains on monetizing our Energy Capacity Under Development, which together with our broader pipeline, collectively exceed eight gigawatts of capacity as of quarter-end. Supported by a fortress balance sheet, disciplined capital framework, and diversified platform spanning Power, Digital Infrastructure, and Compute, we are executing from a position of strength. Together, we believe these developments reflect a business with structural advantage, proven commercial velocity, and a long runway for continued growth and value creation at the intersection of energy and technology.”

Third Quarter 2025 Highlights

Power

-	Generated $8.4 million in third quarter revenue from Power Generation and Managed Services.
-

Announced plans to develop four new sites with more than 1.5 GW of total capacity. Subject to commercialization, the platform has the potential to exceed 2.5 GW of Energy Capacity Under Management[1] across 19 sites. In connection with the expansion, the Company reclassified 1,530 MW of capacity related to these sites from Energy Capacity Under Exclusivity[3] into a new category: Energy Capacity Under Development[4].

-

8,650 MW development pipeline comprising 5,865 MW of Energy Capacity Under Diligence[2], 1,255 MW of Energy Capacity Under Exclusivity[3], and 1,530 MW of Energy Capacity Under Development[4] as of September 30, 2025.

Digital Infrastructure

-

Generated $5.1 million in third quarter revenue from Colocation services. In addition, $31.2 million of Colocation revenue from the Company’s unconsolidated King Mountain Joint Venture is recognized in the “Equity in earnings of unconsolidated joint venture” line item.

Compute

-

Generated $70.0 million in third quarter revenue from Bitcoin Mining (primarily through the Company’s majority-owned subsidiary, American Bitcoin Corp. (“American Bitcoin”)), GPU-as-a-Service (through the Company’s wholly owned Highrise AI subsidiary), and Data Center Cloud solutions (delivered under the High Performance Computing brand).

-

Completed the go-public transaction for American Bitcoin, which began trading on Nasdaq under the ticker symbol “ABTC” following the completion of its stock-for-stock merger with Gryphon Digital Mining, Inc.

-

Expanded Bitcoin mining operations by ~14.8 exahash-per-second (EH/s), bringing the Company’s total hashrate from ~12.0 EH/s to ~26.8 EH/s7, including American Bitcoin’s mining operations, which totaled ~25.0 EH/s with an average fleet efficiency of ~16.3 joules per terahash (J/TH) as of September 30, 2025.

Capital Strategy and Balance Sheet

-

Launched a new $1 billion at-the-market (ATM) equity program and a new $200 million revolver with Two Prime. The Company’s prior ATM program was terminated with approximately 40% of capacity unutilized, with shares issued at an average price approximately 50% higher than the average share price during the program, reflecting a disciplined approach to equity issuance.

-	Expanded strategic Bitcoin reserve to 13,696 Bitcoin[5,6] held in reserve with a market value of $1.6 billion as of September 30, 2025.
-

Since the appointment of new management in February 2024, Hut 8 has benefitted from approximately $986 million in incremental market value and liquidity from its Bitcoin holdings. This includes contributions from Bitcoin price appreciation of $689.2 million, $265 million in new Bitcoin-backed debt capacity at a weighted average cost of capital of 8.2% through credit facilities with Coinbase and Two Prime, and $31.7 million in premiums realized through covered call option strategies; additionally, this excludes additional value that may be realized from structured purchase options with Bitmain.

Key Performance Indicators

	As of
	September 30,
	2025	2024
Energy Capacity Under Diligence(2)	5,865 MW	5,553 MW
Energy Capacity Under Exclusivity(3)	1,255 MW	1,458 MW
Energy Capacity Under Development(4)	1,530 MW	205 MW
Energy Capacity Under Management(1)	1,020 MW	1,117 MW
Number of Bitcoin in Strategic Reserve(5)(6)	13,696	9,106

1.	Comprises all Power assets: Power Generation, Managed Services, ASIC Colocation, CPU Colocation, Bitcoin Mining, Data Center Cloud, and non-operational sites.
2.

Sites identified for large-load use cases such as high-performance computing and Bitcoin mining, industrial applications such as next-generation manufacturing, and other energy-intensive technologies. At this stage, Hut 8 assesses site potential by engaging with utilities, landowners, and other stakeholders to evaluate critical factors, including power availability, infrastructure readiness, fiber connectivity, and overall commercial viability.

3.

Sites where Hut 8 has secured a clear path to ownership through either: (1) an exclusivity agreement that prevents the sale of designated power and/or land capacity to another party or (2) a tendered interconnection agreement, confirming a viable path to securing power and infrastructure for deployment.

4.

Sites where Hut 8 is actively investing in development and commercialization by executing definitive land and/or power agreements, advancing site design and infrastructure buildout, and engaging with prospective customers.

5.	Number of Bitcoin in Strategic Reserve includes Bitcoin held in custody, pledged as collateral, or pledged for a miner purchase under an agreement with Bitmain.
6.

As of September 30, 2025, of the 13,696 Bitcoin in Strategic Reserve, 10,278 Bitcoin were held by Hut 8, and 3,418 Bitcoin were held by American Bitcoin. As of September 30, 2024, all 9,106 Bitcoin in Strategic Reserve were held by Hut 8 as American Bitcoin had not yet been launched.

7.

Starting April, 1, 2025, the Company’s Bitcoin mining operations are generally conducted through the American Bitcoin majority-owned subsidiary. As of September 30, 2025, ~25.0 EH/s of the Company's total hashrate of ~26.8 EH/s was owned by American Bitcoin. Of the total hashrate, ~23.7 EH/s was operational as of September 30, 2025, including ~1.8 EH/s held by Hut 8 through its ownership stake in the King Mountain Joint Venture in which the Company has a 50% membership interest and a Fortune 200 renewable energy producer has the remaining 50% membership interest.

Select Third Quarter 2025 Financial Results

Revenue for the three months ended September 30, 2025 was $83.5 million compared to $43.7 million in the prior year period, and consisted of $8.4 million in Power revenue, $5.1 million in Digital Infrastructure revenue, $70.0 million in Compute revenue, and nil in Other revenue. As American Bitcoin is a consolidated subsidiary, all revenue generated through its Managed Services agreement, ASIC Colocation agreement, and Shared Services agreement are eliminated in consolidation.

Net income for the three months ended September 30, 2025 was $50.6 million compared to $0.9 million for the prior year period. This included gains on digital assets of $76.6 million and losses on digital assets of $1.6 million for the three months ended September 30, 2025 and 2024, respectively.

Adjusted EBITDA for the three months ended September 30, 2025 was $109.0 million compared to $5.6 million for the prior year period. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure, net income, and an explanation of this measure has been provided in the table included below in this press release.

All financial results are reported in U.S. dollars.

Conference Call

The Hut 8 Corp. Third Quarter 2025 Conference Call will commence today, Tuesday, November 4, 2025, at 8:30 a.m. ET. Investors can join the live webcast https://app.webinar.net/k2e8ay7nVpb.

Supplemental Materials and Upcoming Communications

The Company expects to make available on its website materials designed to accompany the discussion of its results, along with certain supplemental financial information and other data. For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company's website, hut8.com/investors, and its social media accounts, including on X and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

Analyst Coverage

A full list of Hut 8 Corp. analyst coverage can be found at hut8.com/investors/stock-info/.

About Hut 8

Hut 8 Corp. is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases. We take a power-first, innovation-driven approach to developing, commercializing, and operating the critical infrastructure that underpins the breakthrough technologies of today and tomorrow. Our platform spans 1,020 megawatts of energy capacity under management and 1,530 megawatts of energy capacity under development across 19 sites in the United States and Canada: five Bitcoin mining, hosting, and Managed Services sites in Alberta, New York, and Texas; five high performance computing data centers in British Columbia and Ontario; four power generation assets in Ontario; one non-operational site in Alberta; and four sites under development across Louisiana, Texas, and Illinois. For more information, visit hut8.com and follow us on X at @Hut8Corp.

Cautionary Note Regarding Forward–Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that Hut 8 expects or anticipates will or may occur in the future, including statements relating to the Company’s development flywheel, commercial velocity, scalability of its platform, and runway for growth and value creation, the Company’s ability to expand its Energy Capacity Under Management, the Company’s ability to commercialize and monetize its pipeline, and additional value that may be realized from structured purchase options with Bitmain, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “allow”, “believe”, “estimate”, “expect”, “predict”, “can”, “might”, “potential”, “predict”, “is designed to”, “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by Hut 8 as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; construction of new data centers, data center expansions, or data center redevelopment; predicting facility requirements; strategic alliances or joint ventures; operating and expanding internationally; failing to grow hashrate; purchasing miners; relying on third-party mining pool service providers; uncertainty in the development and acceptance of the Bitcoin network; Bitcoin halving events; competition from other methods of investing in Bitcoin; concentration of Bitcoin holdings; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca.

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we rely on Adjusted EBITDA to evaluate our business, measure our performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income, adjusted for impacts of interest expense, income tax provision or benefit, depreciation and amortization, gain on debt extinguishment, our share of unconsolidated joint venture depreciation and amortization, net of basis adjustments, foreign exchange gain or loss, gain or loss on sale of property and equipment, gain or loss on derivatives, gain or loss on other financial liability, gain or loss on warrant liability, the removal of non-recurring transactions, income or loss attributable to non-controlling interests, and stock-based compensation expense in the period presented. You are encouraged to evaluate each of these adjustments and the reasons our Board and management team consider them appropriate for supplemental analysis.

The Company’s board of directors and management team use Adjusted EBITDA to assess its financial performance because it allows them to compare operating performance on a consistent basis across periods by removing the effects of capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and amortization), and other items (such as non-recurring transactions mentioned above) that impact the comparability of financial results from period to period.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentation. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. There can be no assurance that the Company will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in the industry, the Company’s definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Hut 8 Corp. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in USD thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue:
Power	$8,367	$26,185	$18,239	$46,653
Digital Infrastructure	5,107	3,854	7,936	14,962
Compute	70,036	13,696	120,449	61,542
Other	—	—	—	7,534
Total revenue	83,510	43,735	146,624	130,691

Cost of revenue (exclusive of depreciation and amortization shown below):
Cost of revenue – Power	6,494	4,991	15,122	14,073
Cost of revenue – Digital Infrastructure	3,804	3,667	7,483	12,627
Cost of revenue – Compute	22,032	8,901	50,160	35,196
Cost of revenue – Other	—	—	—	4,446
Total cost of revenue	32,330	17,559	72,765	66,342

Operating (income) expenses:
Depreciation and amortization	27,795	10,462	62,152	33,465
General and administrative expenses	25,858	16,175	77,075	54,073
(Gains) losses on digital assets	(76,595)	1,552	(181,841)	(201,180)
Loss (gain) on sale of property and equipment	1,467	(444)	3,609	(634)
Total operating (income) expenses	(21,475)	27,745	(39,005)	(114,276)
Operating income (loss)	72,655	(1,569)	112,864	178,625

Other income (expense):
Foreign exchange (loss) gain	(1,530)	703	1,593	(976)
Interest expense	(8,616)	(7,938)	(24,481)	(20,231)
Asset contribution costs	—	—	(22,780)	—
Gain on debt extinguishment	—	5,966	—	5,966
Gain on derivatives	5,141	2,704	7,600	19,923
(Loss) gain on other financial liability	(237)	—	721	—
Gain on warrant liability	26	—	26	—
Equity in earnings of unconsolidated joint venture	2,192	1,495	4,621	8,457
Total other (expense) income	(3,024)	2,930	(32,700)	13,139

Income from continuing operations before taxes	69,631	1,361	80,164	191,764

Income tax provision	(19,019)	(453)	(26,388)	(2,975)

Net income from continuing operations	$50,612	$908	$53,776	$188,789

Loss from discontinued operations (net of income tax benefit of nil, nil, nil and nil, respectively)	—	—	—	(9,364)

Net income	50,612	908	53,776	179,425

Less: Net (income) loss attributable to non-controlling interests	(503)	(261)	(244)	232
Net income attributable to Hut 8 Corp.	$50,109	$647	$53,532	$179,657

Net income per share of common stock:
Basic from continuing operations attributable to Hut 8 Corp.	$0.48	$0.01	$0.52	$2.10
Diluted from continuing operations attributable to Hut 8 Corp.	$0.43	$0.01	$0.49	$1.95

Weighted average number of shares of common stock outstanding:
Basic	105,565,856	91,182,107	104,232,145	90,178,607
Diluted	121,761,796	96,407,378	110,073,146	97,984,059

Net income	$50,612	$908	$53,776	$179,425
Other comprehensive income:
Foreign currency translation adjustments	(16,442)	8,057	24,637	(10,379)
Total comprehensive income	34,170	8,965	78,413	169,046
Less: Comprehensive (income) loss attributable to non-controlling interest	(494)	(395)	(290)	162
Comprehensive income attributable to Hut 8 Corp.	$33,676	$8,570	$78,123	$169,208

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

Adjusted EBITDA Reconciliation

	Three Months Ended
	September 30		Increase
(in USD thousands)	2025	2024	(Decrease)
Net income	$50,612	$908	$49,704
Interest expense	8,616	7,938	678
Income tax provision	19,019	453	18,566
Depreciation and amortization	27,795	10,462	17,333
Gain on debt extinguishment	—	(5,966)	5,966
Share of unconsolidated joint venture depreciation, amortization, net of basis adjustments (1)	4,454	5,486	(1,032)
Foreign exchange loss (gain)	1,530	(703)	2,233
Loss (gain) on sale of property and equipment	1,467	(444)	1,911
Gain on derivatives	(5,141)	(2,704)	(2,437)
Loss on other financial liability	237	—	237
Gain on warrant liability	(26)	—	(26)
Non-recurring transactions (2)	2,896	(14,530)	17,426
(Income) attributable to non-controlling interests	(8,793)	(261)	(8,532)
Stock-based compensation expense	6,318	4,957	1,361
Adjusted EBITDA	$108,984	$5,596	$103,388

1.

Net of the accretion of fair value differences of depreciable and amortizable assets included in equity in earnings of unconsolidated joint venture in the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income in accordance with ASC 323. See Note 10. Investments in unconsolidated joint venture of our Unaudited Condensed Consolidated Financial Statements for further detail.

2.

Non-recurring transactions for the three months ended September 30, 2025 primarily represent approximately $2.9 million of American Bitcoin related transaction costs. Non-recurring transactions for the three months ended September 30, 2024 represent a $13.5 million contract termination fee received from MARA Holdings and a release of relocation fees that were over-accrued in the prior period.

Contacts

Hut 8 Investor Relations
Sue Ennis
ir@hut8.com

Hut 8 Public Relations
Gautier Lemyze-Young

media@hut8.com